UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 20, 2025

BRINKER INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

DE		1-10275		75-1914582
(State or Other Jurisdiction of Incorporation)		(Commission File Number)		(I.R.S. Employer Identification No.)

3000 Olympus Blvd
Dallas	TX			75019
(Address of principal executive offices)				(Zip Code)
		(972)	980-9917
(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, $0.10 par value	EAT	NYSE
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.07. Submission of Matters to a Vote of Security Holders
The Annual Meeting of Shareholders of the Company was held on November 20, 2025. Matters voted upon by shareholders at that meeting were:

Proposal 1

Each of the management’s nominees, was elected, a director to hold office until the next Annual Meeting of Shareholders or until his or her successor is elected and qualified.

		Number of Shares Voted
Name	For	Against	Withheld	Broker Non-Vote
Frances L. Allen	35,234,155	318,617	75,777	3,507,621
Cynthia L. Davis	35,321,585	242,685	64,279	3,507,621
Joseph M. DePinto	34,766,649	798,267	63,633	3,507,621
Harriet Edelman	34,247,885	1,316,961	63,703	3,507,621
William T. Giles	34,563,082	1,002,055	63,412	3,507,621
Kevin D. Hochman	35,440,077	125,273	63,199	3,507,621
Ramona T. Hood	35,499,915	64,682	63,952	3,507,621
Timothy A. Johnson	35,409,176	157,921	61,452	3,507,621
James C. Katzman	35,237,550	328,124	62,875	3,507,621
Frank D. Liberio	35,375,402	189,944	63,203	3,507,621

Proposal 2

The proposal to ratify the appointment of KPMG LLP as Independent Auditors for Fiscal 2026 was approved. The results were as follows:

For	Against	Abstain	Broker Non-Vote
38,189,677	882,015	64,478	0

Proposal 3

The proposal on executive compensation as approved. The results were as follows:

For	Against	Abstain	Broker Non-Vote
34,195,055	1,332,331	101,164	3,507,621

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRINKER INTERNATIONAL, INC., a Delaware corporation

Dated: November 24, 2025	By:	/s/ KEVIN D. HOCHMAN
Kevin D. Hochman,
Chief Executive Officer and President
and President of Chili’s Grill & Bar & Maggiano’s Little Italy
(Principal Executive Officer)